Exhibit 10.12

FIRST AMENDMENT TO

COMMERCIAL CREDIT AGREEMENT

This FIRST AMENDMENT TO COMMERCIAL CREDIT AGREEMENT (the “First Amendment”) is entered into when fully executed but is intended to be effective as of July 24, 2024 (the “Effective Date”) by and among PHOENIX CAPITAL GROUP HOLDINGS, LLC, a Delaware limited liability company (herein “PCGH”) and PHOENIX OPERATING, LLC, a Delaware limited liability company (herein “Phoenix Operating”) (collectively, the “Borrower”), and AMARILLO NATIONAL BANK, a national banking association (the “Lender”).

Recitals:

A.    Borrower is indebted to Lender pursuant to the terms and conditions of and as set forth in the July 24, 2023 Commercial Credit Agreement entered into by and among Borrower and Lender (the “Original Credit Agreement”). The Original Credit Agreement as amended by this First Amendment may be collectively referred to as the “Credit Agreement”. The capitalized terms used in this First Amendment, except as otherwise defined herein, have the meanings ascribed to them in the Original Credit Agreement.

B.    Pursuant to the Original Credit Agreement, Lender extended to Borrower a $30,000,000.00 revolving line of credit evidenced by a July 24, 2023 $30,000,000.00 Promissory Note (Operating Loan) executed by Borrower and made payable to Lender’s order (the “Original Operating Note”).

C.     Borrower has requested, among other things, that Lender extend the maturity date of the Original Operating Note pursuant to the July 24, 2024 $30,000,000.00 Modification of Promissory Note (First Modification to Operating Loan) to be executed by Borrower and Lender (the “First Modification to Operating Note”) (the Original Operating Note and First Modification to Operating Note may be collectively referred to as the “Operating Note”). Subject to the terms and conditions that are contained in the Original Credit Agreement, as amended and otherwise affected by this First Amendment, Lender is willing to accommodate Borrower’s requests. With the exception of the amendments and agreements set forth herein, Lender and Borrower desire and intend that all other terms and conditions of the Original Credit Agreement remain unaltered and in full force and effect, and further that all other Loan Documents, specifically including, without any limitation, the Collateral Documents remain in full force and effect. The continued lending transactions between Lender and Borrower will be hereinafter governed by the terms and conditions contained in the Credit Agreement. This First Amendment shall operate as a modification and amendment, and not as a novation of the indebtedness represented by the Original Credit Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Credit Agreement is hereby amended as follows:

1.   The following terms in Article I. Section 1.1 of the Original Credit Agreement are added as follows or deleted in their entirety and the following is substituted therefor:

“First Amendment to Credit Agreement. The term “First Amendment to Credit Agreement” means the July 24, 2024 First Amendment to Commercial Credit Agreement by and among Borrower and Lender.”

2.   Article II, Sections 2.1(b) and (d) of the Original Credit Agreement are deleted in their entirety and the following is substituted therefor:

“(b)   Maturity Date. Lender’s obligation to Advance funds under the Operating Loan will expire on September 24, 2024 (the “Maturity Date”), or at such later date as is agreed to by Lender in any renewal, amendment, modification, extension, or restatement of the below-defined Operating Note;”

“(d)   The Operating Note. The Loan is evidenced by the July 24, 2023 $30,000,000.00 Promissory Note (Operating Loan) executed by Borrower and made payable to Lender’s order, as modified by the July 24, 2024 $30,000,000.00 Modification of Promissory Note (First Modification to Operating Loan) executed by and among Borrower and Lender, as the same may from time to time be renewed, amended, modified, extended, or restated, together with all substitutions therefore and any replacements thereof (collectively, the “Operating Note”);”

3.    Article 3, Section 3.3 is added to the Original Credit Agreement as follows:

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“3.3   Conditions Precedent to First Amendment to Credit Agreement. The obligation of Lender to extend credit under the Notes, in addition to all conditions precedent set forth elsewhere in the Credit Agreement, is subject to the condition precedent that each of the following shall have been satisfied, all in form and substance satisfactory to Lender:

(a)   Borrower shall have executed and delivered, or caused to be executed and delivered, to Lender such borrowing authorizations and proof of continued existence as requested by Lender;

(b)   Borrower shall have executed and delivered to Lender all Loan Documents as requested by Lender, including without any limitation, the First Amendment to Credit Agreement, July 24, 2024 $30,000,000.00 Modification of Promissory Note (First Modification to Operating Loan) executed by and among Borrower and Lender, and any other Loan Documents requested by Lender;

(c)   Borrower acknowledges and agrees that all Collateral Documents are hereby ratified, modified, amended, and extended to secure payment of the Notes. Borrower further hereby acknowledges and agrees that Lender may elect to selectively enforce its rights under the Loan Documents and in the event Lender elects to selectively enforce its rights under any one or more of the Loan Documents, including any condition precedent hereunder, the action will not be deemed a waiver or discharge of such right until such time as Lender has been paid in full all sums owing to Lender under the Notes and of any other indebtedness payable by Borrower to Lender; and

(d)   There exists no Event of Default.”

4.   Article VII. Section 7.1 of the Original Credit Agreement is deleted in its entirety and the following is substituted therefor:

“7.1  Interest Coverage Ratio. Borrower must at all times maintain an Interest Coverage Ratio not less than 2.0:1.0, measured quarterly (i.e., as of March 31, June 30, September 30, and December 31) based upon Borrower’s Monthly Financial Statements or the Annual Audited Financial Statements, as applicable, received by Lender in accordance with the terms of this Credit Agreement. The first measurement will occur on December 31, 2024. The term “Interest Coverage Ratio” means a ratio of Borrower’s (EBITDA less distributions permitted pursuant to Section 8.4 plus capital contributions to Borrower) to Borrower’s Interest Expense. The term “EBITDA” means Borrower’s net income before interest, taxes, depreciation, and amortization, plus (a) reasonable legal and/or accounting expenses actually incurred and (b) any non-recurring or unusual items. The term “Interest Expense” means Borrower’s accrued interest under the Notes, promissory notes evidencing the Debt identified in Section 8.1 (d), and any promissory note subject to a Subordination Agreement during the measurement period.”

5.   Article VIII. Section 8.4 of the Original Credit Agreement is deleted in its entirety and the following is substituted therefor:

“8.4  Distributions. Without Lender’s prior written consent, Borrower will not: (a) purchase, redeem, retire, repurchase, or otherwise acquire for value, any of Borrower’s membership or other equitable ownership interests that are now or hereafter outstanding; (b) declare, make, or pay any distribution, whether in cash, any other property or assets, or obligations of Borrower, to any member or any other equity owners of Borrower; (c) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any of Borrower’s membership or other equitable ownership interests that are now or hereafter outstanding; (d) issue any option or other right to any Person to obtain any membership or other equitable interest of any type in Borrower; or (e) make any other distributions to its officers, directors, or partners by reduction of capital or otherwise in respect of any membership or other equitable ownership interests that are now or hereafter outstanding.”

6.   Acknowledgment of Indebtedness. Borrower hereby confirms and agrees that the unpaid balance of principal and interest owing to Lender, according to Lender’s records, under the Loans (the “Unpaid Balance”) is payable to Lender without defense, counterclaim, or offset according to the modified terms, if any, set forth in this First Amendment.

7.   Mortgages. Within ten (10) days of Lender’s request, Borrower shall execute and deliver to Lender Mortgages (in form and substance satisfactory to Lender in its sole discretion) for all Mineral Interests not subject to a perfected Lien in favor of Lender.

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8.   Continuation of Prior Agreements and Prior Liens. The modifications and amendments set forth in this First Amendment are incorporated into and will hereby become a part of the Original Credit Agreement and other Loan Documents, mutatis mutandis. This First Amendment, the Notes to be executed as set forth herein, and all other documents required to be executed pursuant to this First Amendment will be deemed to be “Loan Documents”. Except to the extent modified by this First Amendment, the Original Credit Agreement and the other Loan Documents (specifically including any Collateral Documents requested by Lender as set forth in this First Amendment), and the liens created thereby and all representations, warranties, covenants and agreements of the Borrower therein, will continue in full force and effect and are hereby deemed to have been made as of the date hereof, and will continue as provided therein. Borrower hereby expressly grants to Lender a security interest against all Collateral to secure payment of all of Borrower’s Obligations. This First Amendment and the Original Credit Agreement shall be read together, as one document.

9.   Counterparts. This First Amendment (and any other Loan Document executed in connection with it) may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, will be deemed to constitute one and the same instrument. Any party so executing and delivering this First Amendment (and any other Loan Document executed in connection with it) by facsimile or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or other electronic transmission.

THIS FIRST AMENDMENT AND ANY LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT ANY UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(Counterpart signature pages follow on next page)

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Borrower’s Counterpart Signature Page

The parties hereto have executed this First Amendment to be effective as of the Effective Date.

BORROWER:		PHOENIX CAPITAL GROUP HOLDINGS, LLC, a Delaware limited liability company
By:
Lindsey Wilson, Chief Operating Officer

PHOENIX OPERATING, LLC, a Delaware limited liability company
By:
Lindsey Wilson, Manager

Address for Notice: 18575 Jamboree Road, Suite 830, Irvine CA 92612 Attn: Curtis Allen

(Counterpart signature pages continue on following page)

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Lender’s Counterpart Signature Page

The parties hereto have executed this First Amendment to be effective as of the Effective Date.

LENDER:		AMARILLO NATIONAL BANK, a national banking association
By:
W. Wade Porter, Executive Vice President

Address for Notice: Plaza One, Box One Amarillo, Texas 79105 Attn: W. Wade Porter

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